CUSIP NO. 046513 10 7	13 G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of AtaraBiotherapeutics, Inc.

Dated: February 13, 2018

DAG VENTURES V-QP, L.P.
BY:	DAG VENTURES MANAGEMENT V, LLC
ITS:	GENERAL PARTNER

By:	/s/ R. Thomas Goodrich
R. Thomas Goodrich
Managing Director

DAG VENTURES V, L.P.
BY:	DAG VENTURES MANAGEMENT V, LLC
ITS:	GENERAL PARTNER

By:	/s/ R. Thomas Goodrich
R. Thomas Goodrich
Managing Director

DAG VENTURES MANAGEMENT V, LLC

By:	/s/ R. Thomas Goodrich
R. Thomas Goodrich
Managing Director

/s/ R. Thomas Goodrich
R. Thomas Goodrich

/s/ John J. Cadeddu
John J. Cadeddu